Exhibit 10.55

MERCURY

Mercury Executive Annual Incentive Bonus Plan

Overview and Purpose

Mercury’s annual incentive Plan was created as a means to recognize and reward the link between the achievement of Mercury’s corporate objectives and the executive’s contribution to this success. The Plan is designed to actively engage executives in achieving performance goals by placing compensation “at risk” based on performance. The specific purpose of the Plan is to:

•	Align the risks/rewards for the senior management team to achieve Mercury’s top business priorities;

•	Motivate and retain executives by providing above market compensation opportunities linked to performance;

•	Establish a direct link between operational performance that creates shareholder value and individual performance and rewards; and

•	Align interests and objectives of shareholders and executives to drive Company growth that creates shareholder value.

Performance Period

Each year the Company established a new performance period tied to the fiscal year. This Plan is effective for the Plan year January 1 to December 31, 20    .

Eligibility and Participation

Each year the CEO recommends to the Compensation Committee of the Board, executive positions that are eligible to participate in the Annual Executive Incentive Plan for that fiscal year. An executive must be rated “Solid” or better through the regular performance review process for the fiscal year to be eligible for consideration for an award under the Plan.

Performance Measures

Each year, the CEO presents to the Board, the overall operating Plan for the fiscal year that is the basis for establishing the Company’s performance objectives under the Plan. The Plan rewards performance as measured against Mercury’s pre-defined financial objectives and individual performance (key performance indicators or KPIs). The actual measures in the Plan may change from year to year based on the business priorities and strategies of the Company. The metrics may include, although are not limited to, the following:

•	Bookings/revenue growth

MERCURY

Mercury Executive Annual Incentive Bonus Plan

•	Earnings per share

•	Cash Flow

•	Market cap growth

•	Strategic imperatives

Award Pool Funding

The first step in the process for determining any awards is for the Company to build a funding pool following the measurement of the Company’s performance. This pool is the amount of total dollars available for incentive awards for the executive team. The pool is based on Mercury’s financial performance for the year against the pre-established goals approved by the Board.

Each executive position has a defined target incentive opportunity, expressed as a percent of salary, based on the competitive assessment performed by the Company, on behalf of the Compensation Committee, annually. This target is used to determine the amount of funding contributed to the overall award pool. The sum of all executive target award opportunities as a percent of earned salary is then adjusted by the Company’s overall performance in determining the funding of the pool.

For purposes of illustration, assume that there are 10 executives with identical earned salaries of $200,000 for the fiscal year. Also assume that the target award opportunity is 50% of base salary for each position, or $100,000. Therefore, the executive bonus pool would be $1,000,000 at target Company performance.

The Company must meet a minimum level of performance, referred to as the threshold, to initiate funding in the pool. Threshold performance typically will fund the Plan at 75% of target incentive opportunities with the maximum funding under the Plan being 150% of target unless adjusted by the Compensation Committee of the Board in their sole discretion.

Determining Individual Awards

Once the award pool is funded, the CEO or other senior management complete the annual executive performance review process to determine the executive’s individual performance versus their pre-established objectives. Individual award payouts may range from 0% to 150% of target opportunity based on the

MERCURY

Mercury Executive Annual Incentive Bonus Plan

executive’s performance as assessed in the review process. This approach is consistent with Mercury’s commitment to a pay-for-performance philosophy and culture.

Mercury’s Board of Directors maintains the discretion to determine any funding of the Plan if the Company’s performance does not meet threshold levels or if the Company significantly exceeds plan.

Administration

Incentive awards will be prorated for executives who join Mercury during the year and are based on earned salary during the fiscal year.

Awards will typically be paid within the quarter following the close of the fiscal year, once final financial results are known and approved by the Board. Incentive awards are subject to all applicable payroll taxes consistent with Mercury’s standard operating procedures.

Mercury reserves the right to modify the Plan, and individual awards, at any time. Plan participants will be notified of any Plan changes.

Acknowledgement

My signature below indicates that I have received a copy of the Plan and that my target incentive opportunity has been communicated to me.

Signature	Date

MERCURY

Participation Notice

Mercury Interactive Corporation

Annual Executive Incentive Plan

Name: Employee Name

Title: Employee Title

Performance Period:                                         January 1 through December 31, 20

Capitalized terms used in this Participation Notice (“Notice”) but not otherwise defined shall have the respective meanings ascribed to them in the Annual Incentive Plan (the “Plan”) attached hereto as Exhibit A and incorporated herein by this reference.

Performance Goals and Program Funding:

•	The amount of funding in the plan is based on the Company’s achievement (as determined by the Committee in its sole discretion) of the Performance Goals as set forth in attached matrix as Exhibit B and incorporated herein by this reference.

•	Individual performance goals will be set and determined as part of the annual goal setting process and are attached as Exhibit C and incorporated herein by this reference. These goals will be used in determining the executive’s actual performance against goals in determining any award under the Plan.

Performance measurement exceptions:

•	Non-GAAP Earnings per share (“EPS”) and Revenue Growth of the Company (together, the “Criteria”), with the targets set based on the Company’s Business Plan for the Performance Period approved by the Company’s Board of Directors.

•	Plan adjustments may be made each year as part of the goal setting process, and as deemed to be reasonable and fair as assessed by the Compensation Committee of the Board, in their sole discretion. Planned adjustments are reflected in Exhibit B.

Payment of Cash Awards:

•	Payment of cash awards will typically be made in the first quarter following the close of the fiscal year, once performance is known and approved by the Board of Directors.

Examples:

•	If the Company achieves the minimum Performance Goal for each of the Criteria, then the Participant is eligible for a cash award equal to 75% of the total incentive opportunity, which will then be adjusted based on their actual contribution based on the pre-established goals.

•	If the Company does not achieve the minimum Performance Goal for each of the Criteria, then the plan will go un-funded and no individual awards will be made, unless if the Compensation Committee, in their sole discretion, provided funding to the program.

•	I hereby acknowledge and agree that my Mercury Interactive Corporation Annual Incentive Plan is comprised of this Participation Notice listing my Performance Goals and the Criteria on which they are based together with the Plan attached hereto as Exhibit A and incorporated herein by this reference (collectively, this “Notice/Plan”). I further acknowledge and agree that this Notice/Plan is effective during the Performance Period, unless modified in writing. Each new/modified Notice/Plan supersedes and cancels all previous Notice/Plans and any other oral or written commitment with respect to the subject matter of this Notice/Plan.

“Participant”	Mercury Interactive Corporation

Signature:	By:
Date:	Name:
Its: